EXHIBIT 5.2

Kaufman & Canoles, P.C. Two James Center 1021 East Cary Street, Suite 1400 Richmond, VA 23219 Mailing Address Post Office Box 27828 Richmond, VA 23261 T (804) 771.5700 F (888) 360.9092 kaufCAN.com

August 26, 2024

MAXIM GROUP LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Attention: James Siegel, General Counsel

Email: jsiegel@maximgrp.com

As Placement Agent

Re:	Farmmi, Inc.

Ladies and Gentlemen:

We have acted as U.S. legal counsel to Farmmi, Inc., a Cayman Islands company (the “Company”), and have represented the Company in connection with (i) the registered direct offering, issuance and sale of 3,433,167 ordinary shares (the “Purchased Shares”), par value $0.20 per share (the “Ordinary Shares”) (the “Registered Direct Offering”) and (ii) the offering, issuance and sale in a concurrent private placement (the “Private Placement,” and, together with the Registered Direct Offering, the “Offering”) by the Company of Series A common warrants (the “Warrants”) to purchase up to an aggregate of 3,433,167 Ordinary Shares (the “Warrant Shares”) pursuant to that certain Securities Purchase Agreement dated August 22, 2024 (the “Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Purchasers”).  This opinion is being rendered to you pursuant to Section 8(E) of that certain Placement Agent Agreement, dated as August 22, 2024 (the “Placement Agent Agreement”), by and between the Company and Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the placement agent in connection with the Offering. The Purchased Shares and Warrants and the Warrant Shares are collectively referred to herein as the “Securities”. All terms used herein which are not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

All capitalized terms used herein and not expressly defined herein have the definitions specified in the Placement Agent Agreement and the Purchase Agreement, as applicable.  This opinion is being delivered to you pursuant to Section 8.E of the Placement Agent Agreement at the request of the Company.

MAXIM GROUP LLC

August 26, 2024

In connection with rendering this opinion, we have examined the originals or certified copies authenticated to our satisfaction of (i) the Registration Statement on Form F-3, as amended (File No. 333-280348), initially filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2024, and which became effective on June 27, 2024 (the “Registration Statement”), (ii) the base prospectus (“Base Prospectus”) included in the Registration Statement, and the prospectus supplement dated August 22, 2024 and filed with the Commission pursuant to Rule 424(b) (the “Prospectus Supplement” and, together with such base prospectus, the “Prospectus”), (iii) the Purchase Agreement, (iv) the Placement Agent Agreement, (v) the Registration Rights Agreement dated August 22, 2024 (the “Registration Rights Agreement”) entered into by and among the Company and the buyers named therein the form of Warrant and (vi) such corporate records, certificates of officers of the Company and public officials and other documents as we have deemed relevant or necessary in connection with our opinions set forth herein.  The documents referred to in clauses (iii) through (v) above are herein collectively called the “Transaction Documents.”

As to questions of fact material to such opinions we have relied upon the representations of the Company set forth in the Placement Agent Agreement and the Purchase Agreement, and certificates of officers and other representatives of the Company.  We have assumed the accuracy and completeness of such representations and certificates and have not independently verified the accuracy of the matters set forth in such representations or certificates, nor have we undertaken any lien, suit or judgment searches or searches of court dockets in any jurisdiction.

With regard to our opinion in paragraph (6) below, our opinion is based solely upon (i) an examination of the confirmation from the SEC available on EDGAR at www.sec.gov that the Registration Statement was declared effective under the Securities Act of 1933, as amended (the “Act”) and (ii) our review of the list of stop orders contained on the SEC’s website at http://www.sec.gov/litigation/stoporders.shtml on the date hereof.  We have conducted no further investigation.

With regard to our opinion in paragraph (i) below, we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and a certificate executed by an officer of the Company as to certain factual matters relating to compliance with each of the requirements necessary to comply with Rule 3a-8. We have conducted no further investigation.

We have also assumed (i) the genuineness and authenticity of all documents examined by us and all signatures thereon, and the conformity to originals of all copies of all documents examined by us; (ii) that the execution, delivery and/or acceptance of the Placement Agent Agreement and the Purchase Agreement have been duly authorized by all necessary action, corporate or otherwise, of the Placement Agent and the applicable purchasers identified in the Purchase Agreement; (iii) the legal capacity of all natural persons executing the Placement Agent Agreement and the Purchase Agreement, respectively; (iv) that the Placement Agent Agreement and the Purchase Agreement constitute valid and legally binding obligations, respectively, of the Placement Agent and the applicable purchasers identified in the Purchase Agreement and are enforceable against the Placement Agent and the applicable purchasers identified in the Purchase Agreement in accordance with their terms; (v) that the Placement Agent Agreement and the Purchase Agreement each accurately describes and contains the mutual understandings of the parties thereto, and that there are no oral or written statements or agreements or usages of trade or courses of prior dealings among such parties that would modify, amend or vary any of the terms of the Placement Agent Agreement or the Purchase Agreement; (vi) that the Placement Agent will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Placement Agent Agreement; (vii) that the purchasers executing and entering into the Purchase Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Purchase Agreement; (viii) that the constitutionality or validity of a relevant statute, rule, regulation or Agent action is not in issue; (ix) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and (x) that the Placement Agent has acted without notice of any defense against the enforcement of any rights created by, or adverse claim to any property transferred pursuant to, the Placement Agent Agreement.

MAXIM GROUP LLC

August 26, 2024

We express no view as to the financial statements, the notes thereto, schedules, pro forma data and other financial data included or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the documents incorporated therein by reference and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus.

As used herein, the term “Actual Knowledge” means the current awareness of facts or other information by attorneys in our firm who have active involvement with the preparation of the Registration Statement, the Base Prospectus and the Prospectus Supplement and the transactions contemplated by the Placement Agent Agreement and the Purchase Agreement. We have not undertaken any independent investigation to determine the accuracy of facts material to this opinion, and no inference as to our Actual Knowledge should be drawn from the fact of our representation of the Company.

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the federal laws of the United States of America. We express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion that:

1. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Purchased Shares, the Warrants (and, upon exercise of the Warrants, the Warrant Shares in accordance with their terms), and the compliance by the Company with the terms thereof do not and will not (a) result in a violation of (i) any New York or U.S. federal statute, law, rule or regulation or any order, writ, injunction or decree known to us customarily applicable to transactions of the type contemplated by the Transaction Documents, or (ii) any rule or regulation of the Nasdaq Stock Market, or (b) violate any agreement or instrument that is filed or incorporated by reference as exhibits to the Company’s Annual Report on Form 20-F for the year ended September 30, 2023.

2. The Transaction Documents constitute valid and binding agreements or obligations of the Company, enforceable against the Company in accordance with their respective terms.

MAXIM GROUP LLC

August 26, 2024

3. No authorization, approval, consent, filing or other order of any U.S. federal or New York governmental body, regulatory agency or the Nasdaq Stock Market LLC is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents, or for the issuance and sale of the Purchased Shares, the Warrants (and, upon exercise of the Warrants, the Warrant Shares in accordance with their terms) in accordance with the Transaction Documents or for the exercise of any rights and remedies under any Transaction Documents, except (i) the filing of a Form 6-K pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which has been filed, (ii) the filing of the Prospectus Supplement, which has been filed, (iii) any action necessary in order to qualify the Warrants and the Warrant Shares under applicable securities or “Blue Sky” laws of the states of the United States, (iv) the approval of a notification for Listing of Additional Shares with Nasdaq Stock Market, which has been submitted, and (v) such authorizations, approvals, consents and filings as may be required from FINRA.

4. As of their respective dates and as of the Closing Date, each of the Registration Statement and the Prospectus, and the documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”) or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

5. The Company is not, and upon issuance and sale of the Purchased Shares and the Warrants and the application of the net proceeds therefrom as described in the Prospectus will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

6. The Registration Statement has been declared effective under the Securities Act; (ii) the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the Securities Act within the time period required by Rule 424(b) of the Securities Act, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding to do so is being instituted .

7. The Company has, pursuant to the Agreement, validly submitted to the personal jurisdiction of any New York State or U.S. Federal court located in New York in any proceeding arising out of or related to the Agreement.

8. Based in part upon the representations and warranties of the Purchasers contained in the Agreement, the offer, issuance and sale of the Warrants, in accordance with their terms, and the issuance and delivery of the Warrant Shares, in accordance with the Transaction Documents if and when Warrants are exercised (assuming that such person or entity exercising is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act), constitute transactions exempt from the registration requirements of the Securities Act.

9. The Purchased Shares offered pursuant to the Prospectus conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

10. To the best of our knowledge, there is no action, suit or proceeding pending by or before any United States federal or state court or United State governmental agency, authority or body having jurisdiction over the Company, its business or property as described in the Registration Statement and specifically naming the Company of a character required to be disclosed in the Registration Statement or the Prospectus Supplement which is not adequately disclosed in the Registration Statement or the Prospectus Supplement or that may reasonably be expected to result in a material adverse effect on the Company, or which may reasonably be expected to cause a material adverse effect on the properties or assets of the Company, the consummation of the transactions contemplated in the Agreement, Placement Agent Agreement, and the Warrants, or the performance by the Company of the same.

MAXIM GROUP LLC

August 26, 2024

11. To our Actual Knowledge, neither the Company, nor any of its affiliates, nor any person acting on the Company’s behalf has, directly or indirectly, made or consummated any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering described in the Prospectus Supplement to be integrated with prior offerings by the Company for purposes of the Act, or which would require the registration of the sales of any such securities under the Act.

On the basis of conferences with officers and other representatives of the Company, the Placement Agent and representatives of the independent accountants for the Company, examination of documents referred to in the Registration Statement, Base Prospectus and Prospectus Supplement and such other procedures as we deemed appropriate, but without independent review or verification and without assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Base Prospectus and Prospectus Supplement (except as otherwise set forth in this opinion), nothing has come to our attention that causes us to believe that (1) any part of the Registration Statement or any amendment thereof, when such part became effective and at each deemed effective date pursuant to Rule 430(B)(f)(2) of the Act and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (2) the Base Prospectus and the Prospectus Supplement, as amended or supplemented, as of its date and as of the Closing Date, as applicable, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, in each case, we express no view, and make no statement, with respect to the financial statements and schedules and notes thereto and other financial data derived therefrom that are contained in or omitted from the Registration Statement, or the Prospectus Supplement).

This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or facts subsequent to the date hereof or facts of which we have become aware after the date hereof.

This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express written consent of the undersigned.  This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.

Sincerely,

/s/ Kaufman & Canoles, P.C.

Kaufman & Canoles, P.C.